Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

------------------------------------------------------------------------------------------- In re: DNIB UNWIND, INC. (f/k/a BIND THERAPEUTICS, INC.), et al.,[1] Post-Effective Date Debtors.	x : : : : : : : :	Chapter 11 Case No. 16-11084 (BLS) (Jointly Administered)
-------------------------------------------------------------------------------------------	x

NOTICE OF FINAL DISTRIBUTION

PLEASE TAKE NOTICE that (i) on September 14, 2016, the Debtors filed the Debtors’ Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation [Docket No. 415] (the “Plan”),2 (ii) on September 26, 2016, the Bankruptcy Court entered its Findings of Fact, Conclusions of Law, and Order Confirming Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation [Docket No. 457], and (iii) on October 11, 2016, the Plan became effective as set forth in the Notice of Occurrence of Effective Date of Debtors’ Amended Combined Disclosure Statement and Chapter 11 Plan of Liquidation [Docket No. 474].

PLEASE TAKE FURTHER NOTICE that the Trustee of the DNIB Liquidation Trust hereby provides notice that he intends to make a final distribution to shareholders who timely provided requested tax information to the Trust in the aggregate amount of approximately $450,000 on or about December 10, 2019. The per share distribution to shareholders who timely provided the requested tax information to the Trust for the final distribution is approximately $0.0284. The total per share distribution to shareholders who timely provided requested tax information to the Trust following the first, second, third, fourth and final distributions combined will be approximately $1.36.

[1]

The Post-Effective Date Debtors, together with the last four digits of each Post-Effective Date Debtor’s U.S. federal tax identification number, are: DNIB Unwind, Inc. (f/k/a BIND Therapeutics, Inc.) (6148) and DNIB Subsidiary Corporation (f/k/a BIND Biosciences Security Corporation) (3208). The address for the Post-Effective Date Debtors is c/o Development Specialists, Inc., 333 South Grand Avenue, Suite 4070, Los Angeles, CA 90071.

[2]	Capitalized terms used, but not otherwise defined herein, have the meanings given to them in the Plan.

Dated: November 25, 2019
Wilmington, Delaware
/s/ Brett M. Haywood
RICHARDS, LAYTON & FINGER, P.A.
John H. Knight (No. 3848)
Amanda R. Steele (No. 5530)
Brett M. Haywood (No. 6166)
One Rodney Square 920 North King Street
Wilmington, DE 19801
Telephone: (302) 651-7700
Facsimile: (302) 498-7701
	Email:	knight@rlf.com
steele@rlf.com
haywood@rlf.com

- and -

LATHAM & WATKINS LLP
Peter M. Gilhuly (admitted pro hac vice)
Kimberly A. Posin (admitted pro hac vice) 355 South Grand Avenue, Suite 100
Los Angeles, CA 90071-1560
Telephone: (213) 485-1234
Fax: (213) 891-8763
	Email:	peter.gilhuly@lw.com
kim.posin@lw.com

Counsel for DNIB Liquidation Trust